Exhibit 10.20

FULL AND FINAL RELEASE

          KNOW ALL MEN BY THESE PRESENTS that Pure Play Media Holdings, Inc. (hereinafter called “the Releasor”), for and in consideration of  One Dollar and other good and valuable consideration paid to it by 1011225 Ontario Limited ( also known as OK Video and/or AOV Distribution) (hereinafter called “ the Releasee”), the Releasor does hereby remise, release, acquit and forever discharge the Releasee and the heirs, executors, administrators, successors and assigns of the Releasee, of and from all manner of action or actions, cause or causes of actions, suits, dues, sums of money, claims, demands or damages whatsoever, at law or in equity which the Releasor has had or now has or otherwise hereafter can, shall or may have, for or by reason of all known or unknown injury , loss or damage which has resulted or may result to the Releasor relative to an indebtedness of approximately $5,000.00 (U.S.) owing to the Releasee in favour of the Releasor.

          AND THE RELEASOR, for consideration aforesaid, hereby covenants and agrees not to make a claim or to take any proceedings on account of the said injury, loss or damage against any person, firm or corporation who may claim contribution or indemnity from the Releasee, and the heirs, executors, administrators, successors and assigns of the Releasee under the provisions of any statute or otherwise.

                    IT IS A TERM of the Release that payment of the said money as aforesaid is not and is not to be deemed in any way to be an admission of liability on the part of any of the parties hereto.

                    IN WITNESS WHEREOF Pure Play Media Holdings, Inc. has affixed its hand and seal by its proper office this 15th day of August, 2003.

                                                                                                              Pure Play Media Holdings, Inc.

                                                                                                              Per:       /s/ Sieg Badke
                                                                                                                          Authorized Signatory